UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

SHENGTAI PHARMACEUTICAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51312 (Commission File Number)	54-2155579 (IRS Employer Identification No.)

Changda Road East Development District, Changle County Shandong, PRC (Address of principal executive offices)	262400 (Zip Code)

Registrant’s telephone number, including area code: 011-86-536-2188831

Copies to:

Benjamin Tan, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 17, 2012, Shengtai Pharmaceutical, Inc., a Delaware corporation (the “Company”), announced that its Board of Directors had received a preliminary, non-binding proposal from its Chairman and Chief Executive Officer, Mr. Qingtai Liu ("Mr. Liu"), which stated that Mr. Liu intends to acquire all the outstanding shares of the Company's common stock not currently owned by him and his affiliates in a going private transaction at a proposed price of $1.65 per share in cash (the “Proposal”).

On July 24, 2013, the Company received a letter from Mr. Liu informing it that because he had been unsuccessful in obtaining financing to fund the acquisition of all the outstanding shares of common stock of the Company not currently owned by him and his affiliates, he had decided to withdraw the Proposal immediately and would file an amendment to the Schedule 13D/A previously filed on March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGTAI PHARMACEUTICAL, INC.

Dated: July 30, 2013
By: /s/Qingtai Liu
Name: Qingtai Liu
Title: Chief Executive Officer